                                                                     EXHIBIT 4.8

                                                                  EXECUTION COPY
                                                                  --------------


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                         SECURITIES PURCHASE AGREEMENT


                                BY AND BETWEEN


                            BANKVEST CAPITAL CORP.,


                                      AND


                     WHITNEY SUBORDINATED DEBT FUND, L.P.,

                       ________________________________

                         DATED AS OF FEBRUARY 28, 1997

                       ________________________________


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE 1      DEFINITIONS....................................................................................   1
         1.1   Definitions....................................................................................   1
         1.2   Accounting Terms: Financial Statements.........................................................   9
         1.3   Knowledge of the Company.......................................................................   9

ARTICLE 2      PURCHASE AND SALE OF THE SECURITIES............................................................  10
         2.1   Purchase and Sale of the Note..................................................................  10
         2.2   Purchase and Sale of Warrants..................................................................  10
         2.3   Fees at Closing; Annual Fees...................................................................  10
         2.4   Closing........................................................................................  10
         2.5   Financial Accounting Positions; Tax Reporting..................................................  10

ARTICLE 3      CONDITIONS TO THE OBLIGATIONS OF PURCHASER
               TO PURCHASE THE SECURITIES.....................................................................  11
         3.1   Representations and Warranties.................................................................  11
         3.2   Compliance with this Agreement.................................................................  11
         3.3   Clerk's Certificates...........................................................................  11
         3.4   Documents......................................................................................  11
         3.5   Purchase of Securities Permitted by Applicable Laws............................................  11
         3.6   Opinion of Counsel.............................................................................  12
         3.7   Approval of Counsel to Purchaser...............................................................  12
         3.8   Consents and Approvals.........................................................................  12
         3.9   Registration Rights Agreement..................................................................  12
         3.10  Stockholders Agreement.........................................................................  12
         3.11  No Material Judgment or Order..................................................................  12
         3.12  Pro Forma Balance Sheet........................................................................  12
         3.13  Goodstanding Certificates......................................................................  13

ARTICLE 4      CONDITIONS TO THE OBLIGATIONS
               OF THE COMPANY TO ISSUE AND SELL THE SECURITIES................................................  13
         4.1   Representations and Warranties.................................................................  13
         4.2   Compliance with this Agreement.................................................................  13

ARTICLE 5      REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................  13
         5.1   Corporate Existence and Power..................................................................  13
         5.2   Corporate Authorization; No Contravention......................................................  14
         5.3   Governmental Authorization; Third Party Consents...............................................  14
         5.4   Binding Effect.................................................................................  14
         5.5   No Legal Bar...................................................................................  14
         5.6   Litigation.....................................................................................  14
         5.7   Compliance with Laws...........................................................................  15

         5.8      No Default or Breach........................................................................... 15
         5.9      Title to Properties............................................................................ 15
         5.10     Use of Real Property........................................................................... 15
         5.11     Taxes.......................................................................................... 15
         5.12     Financial Condition............................................................................ 16
         5.13     ERISA.......................................................................................... 16
         5.14     Disclosure..................................................................................... 16
         5.15     Absence of Certain Changes or Events........................................................... 17
         5.16     Environmental Matters.......................................................................... 17
         5.17     Investment Company/Government Regulations...................................................... 18
         5.18     Subsidiaries................................................................................... 18
         5.19     Capitalization................................................................................. 18
         5.20     Private Offering............................................................................... 20
         5.21     Broker's, Finder's or Similar Fees............................................................. 20
         5.22     Labor Relations................................................................................ 21
         5.23     Employee Benefit Plans......................................................................... 21
         5.24     Patents, Trademarks, Etc....................................................................... 21
         5.25     Potential Conflicts of Interest................................................................ 22
         5.26     Trade Relations................................................................................ 22
         5.27     Outstanding Borrowings......................................................................... 22
         5.28     Material Contracts............................................................................. 23
         5.29     Insurance...................................................................................... 23
         5.30     Solvency....................................................................................... 23
         5.31     Other Documents................................................................................ 23

ARTICLE 6         REPRESENTATIONS AND WARRANTIES OF PURCHASER.................................................... 24
         6.1      Authorization; No Contravention................................................................ 24
         6.2      Binding Effect................................................................................. 24
         6.3      No Legal Bar................................................................................... 24
         6.4      Purchase for Own Account....................................................................... 24
         6.5      ERISA.......................................................................................... 25
         6.6      Broker's, Finder's or Similar Fees............................................................. 25
         6.7      Governmental Authorization; Third Party Consent................................................ 25

ARTICLE 7         INDEMNIFICATION................................................................................ 25
         7.1      Indemnification................................................................................ 25
         7.2      Notification................................................................................... 26
         7.3      Registration Rights Agreement.................................................................. 27

ARTICLE 8         AFFIRMATIVE COVENANTS.......................................................................... 27
         8.1      Financial Statements and Other Information..................................................... 27
         8.2      Preservation of Corporate Existence............................................................ 30
         8.3      Payment of Obligations......................................................................... 31

         8.4      Compliance with Laws........................................................................... 31
         8.5      Reservation of Shares.......................................................................... 31
         8.6      Inspection..................................................................................... 32
         8.7      Payment of Note................................................................................ 32
         8.8      Insurance...................................................................................... 32
         8.9      Books and Records.............................................................................. 32
         8.10     Use of Proceeds................................................................................ 32
         8.11     Board Nominees................................................................................. 32
         8.12     Granting of Options.  ......................................................................... 33
         8.13     Key-Man Life Insurance......................................................................... 33

ARTICLE 9         NEGATIVE COVENANTS............................................................................. 33
         9.1      Fundamental Changes; Consolidations, Mergers and Acquisitions.................................. 33
         9.2      Transactions with Affiliates................................................................... 33
         9.3      No Inconsistent Agreements..................................................................... 34
         9.4      Limitation on Indebtedness..................................................................... 34
         9.5      Limitation on Liens............................................................................ 35
         9.6      Dispositions of Assets......................................................................... 36
         9.7      Limitations on Restricted Payments............................................................. 36
         9.8      Financial Covenants............................................................................ 36
         9.9      Employee Benefit Plans......................................................................... 37
         9.10     Limitation on Business of the Company.......................................................... 37
         9.11     Investments; Joint Ventures.................................................................... 38
         9.12     Contingent Obligations......................................................................... 38
         9.13     Management Fees and Compensation............................................................... 38
         9.14     Fiscal Year.................................................................................... 38
         9.15     Press Release; Public Offering Materials....................................................... 38
         9.16     Subsidiaries................................................................................... 39

ARTICLE 10        PREPAYMENT..................................................................................... 39
         10.1     Optional Prepayment............................................................................ 39
         10.2     Mandatory Prepayment........................................................................... 39

ARTICLE 11        MISCELLANEOUS.................................................................................. 39
         11.1     Survival of Representations and Warranties..................................................... 39
         11.2     Notices........................................................................................ 39
         11.3     Successors and Assigns......................................................................... 40
         11.4     Amendment and Waiver........................................................................... 41
         11.5     Counterparts................................................................................... 41
         11.6     Headings....................................................................................... 41
         11.7     GOVERNING LAW.................................................................................. 41
         11.8     JURISDICTION................................................................................... 41
         11.9     Severability................................................................................... 42

         11.10      Rules of Construction................................................................. 42
         11.11      Entire Agreement...................................................................... 42
         11.12      Certain Expenses...................................................................... 42
         11.13      Publicity............................................................................. 42
         11.14      Further Assurances.................................................................... 42
         11.15      Obligations of Purchaser.............................................................. 42

                                                                            PAGE
                                                                            ----
Exhibits
--------

A        Note
B-1      Vested Warrant
B-2      Vesting Warrant
C        First Amendment to Stockholders Agreement
D        Amended and Restated Registration Rights Agreement
E        Put and Call Agreement

                         SECURITIES PURCHASE AGREEMENT

          AGREEMENT, dated as of February 28, 1997, by and between BANKVEST CAPITAL CORP. (the "COMPANY"), a Massachusetts corporation and WHITNEY SUBORDINATED DEBT FUND, L.P. ("WSDF"), a Delaware limited partnership, ("PURCHASER").


                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Company wishes to sell to Purchaser, and Purchaser wishes to purchase from the Company (i) a subordinated promissory note (the "NOTE"), due February 27, 2005, in the principal amount of $15,000,000, (ii) a warrant (the "VESTED WARRANT") to purchase 118,038 shares of Class A common stock, $1.00 par value per share, of the Company (the "COMMON STOCK"), for an exercise price and subject to the provisions for exercise as more fully set forth in the Vested Warrant, and (iii) a warrant (the "VESTING WARRANT" and together with the Vested Warrant, the "WARRANTS") to purchase up to an additional 53,654 shares of Class A Common Stock subject to adjustment and the provisions for exercise as more fully set forth in the Vesting Warrant, in each case upon the terms and subject to the conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

          1.1  Definitions.  As used in this Agreement, and unless the context
               -----------
requires a different meaning, the following terms have the meanings indicated:

          "AFFILIATE" means any Person (a) directly or indirectly controlling, controlled by, or under common control with, the Company, (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in the Company, or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the Company. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and under "common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "AGREEMENT" shall mean this Agreement, including the exhibits and schedules attached hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof.

          "ARTICLES OF ORGANIZATION" shall mean the Articles of Organization of the Company as in effect on the Closing Date.

          "ASSET DISPOSITION" means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any of the following: (a) any of the stock of the Company or any of its Subsidiaries or (b) any or all of the assets of the Company or its Subsidiaries other than sales of inventory in the ordinary course of business. "NET PROCEEDS" of any Asset Disposition means cash proceeds received by the Company or any of its Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (x) the costs of such sale, lease, transfer or other disposition (including taxes attributable to such sale, lease or transfer), and (y) amounts applied to repayment of Indebtedness secured by a Lien on the asset or property disposed. Sales of leases from time to time to a Subsidiary in connection with the Company's securitization business shall be deemed to be included in the term "sales of inventory in the ordinary course of business".

          "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

          "BY-LAWS" shall mean the By-laws and all amendments thereto of the Company as in effect on the Closing Date.

          "CAPITAL EXPENDITURES" shall mean the aggregate expenditures (whether or not financed) made by the Company and its Subsidiaries for fixed or capital assets or improvements, or for replacements, substitutions or additions thereto, that have a useful service life of one year or more at the time the asset is acquired by the Company or one of its Subsidiaries, and are used in the production, distribution and/or the sale of the goods or services or offered for sale by the Company or one of its Subsidiaries, all as determined in accordance with GAAP. Capital Expenditures shall be calculated as set forth in Exhibit F.

          "CAPITAL LEASE OBLIGATIONS" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

          "CASH" shall mean the currency of the United States of America.

          "CASH EQUIVALENTS" means: (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof; (ii) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or a least P-1 from Moody's Investors Service, Inc., (iii) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of the Company's and its Subsidiaries, deposits at such institution; and (v) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of the Company's and its Subsidiaries, deposits at such institution.

          "CLOSING" shall have the meaning assigned to that term in Section
2.14.

          "CLOSING DATE" shall have the meaning assigned to that term in Section 2.14.

          "CLASS A COMMON STOCK" shall have the meaning assigned to that term in
Section 5.19.

          "CLASS B COMMON STOCK" shall have the meaning assigned to that term in
Section 5.19.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

          "COMMISSION" shall mean the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "COMMON STOCK" shall have the meaning assigned to that term in the first Whereas clause hereof, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

          "CONDITION OF THE COMPANY" shall mean the assets, business, properties, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

          "CONTINGENT OBLIGATION" as applied to any Person, means any direct or indirect liability, obligation, contingent or otherwise, of that Person: (i) with respect to the sale or other disposition of any lease receivables, the full amount of any recourse obligation of the seller or transferor relating thereto, whether or not such recourse obligation is considered a contingent liability under GAAP (ii) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (iii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iv) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

          "CONTRACTUAL OBLIGATIONS" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

          "DEFINED BENEFIT PLAN" shall mean a defined benefit plan within the meaning of Section 3(35) of ERISA or Section 414(j) of the Code, whether funded or unfunded, qualified or non-qualified (whether or not subject to ERISA or the Code).

          "ENVIRONMENTAL LAWS" shall mean any Federal, state, territorial, provincial or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, together with any other laws (Federal, state, territorial, provincial or local) relating to emissions, discharges, releases or threatened releases of any pollutant or contaminant including, without limitation, medical, chemical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any contaminant, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.), the Hazardous Material Transportation
                              -- ---
Act (49 U.S.C. 1801 et seq.), the Resource Conservation and Recovery Act (42
                    -- ---
U.S.C. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et
            -- ---                                                            --
seq.), the Clean Air Act (42 U.S.C. 1251 et seq.), the Toxic Substances Control
---                                      -- ---
Act (15 U.S.C. 2601 et seq.), and the Occupational Safety and Health Act (29
                    -- ---

U.S.C. 651 et seq.), as such laws have been, or are, amended, modified or
           -- ---
supplemented heretofore or from time to time hereafter and any analogous future Federal, or present or future state or local laws, statutes and regulations promulgated thereunder.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" shall mean any Person that is treated as a single employer with the Company or any of its Subsidiaries under Section 414(b), (c),
(m) or (o) of the Code.

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in the Note.

          "EXERCISABLE SHARES" shall have the meaning assigned to that term in
Section 8.5 hereof.

          "GAAP" shall mean generally accepted accounting principles in effect from time to time within the United States.

          "GOVERNMENTAL AUTHORITY" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "HAZARDOUS MATERIALS" shall mean those substances which are regulated by or form the basis of liability under any Environmental Laws.

          "INDEBTEDNESS" shall mean as to any Person (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, unfunded credit commitments, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices to the extent that payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligation of such Person.

          "INITIAL PUBLIC OFFERING" shall mean the sale by either the Company or any of its Subsidiaries of its capital stock pursuant to a registration statement on Form S-1 or other Form under the Securities Act.

          "INTEREST EXPENSE" shall mean, with respect to the Company and its Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP consistently applied, including
(i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (iv) all commissions paid to factors during such period, and (b) any other capitalized interest of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP consistently applied.

          "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by the Company or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other equity securities of, any other Person (other than a Person that prior to the relevant purchase or acquisition was a Subsidiary of the Company) or (ii) any direct or indirect loan, advance or capital contribution by the Company or any of its Subsidiaries to any other Person (other than a Subsidiary of the Company), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for
           ----
increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

          "NET INCOME" shall mean, for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP consistently applied, but excluding any extraordinary gains or losses and any insurance proceeds received by the Company or any of its Subsidiaries.

          "NOTE" shall mean the subordinated promissory note in the principal amount of $15,000,000 referred to in the first Whereas clause hereof, which note is substantially in the form attached hereto as Exhibit A.

          "OUTSTANDING BORROWINGS" shall mean all Indebtedness of the Company and its Subsidiaries for money borrowed that is outstanding at the relevant time of determination.

          "PERSON" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "PLANS" shall have the meaning assigned to that term in Section 5.23 of this Agreement.

          "PREFERRED STOCK"shall have the meaning assigned to it in Section
5.19.

          "PUT AND CALL AGREEMENT" shall mean the Put and Call Agreement substantially in the form attached hereto as Exhibit E.

          "PRO FORMA BALANCE SHEET" shall mean the pro forma consolidated balance sheet of the Company and its Subsidiaries delivered pursuant to Section 3.13.

          "REGISTRATION RIGHTS AGREEMENT" shall mean the Amended and Restated Registration Rights Agreement substantially in the form attached hereto as Exhibit D.

          "RESTRICTED PAYMENT" means: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock, limited liability company interest, or partnership interest of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock, limited liability company interest, or partnership interest to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock, limited liability company interest or partnership interest of the Company or any of its Subsidiaries now or hereafter outstanding, other than the Conversion of Class A Convertible Preferred Stock into Class A Common Stock and the conversion of Class B Convertible Preferred Stock into Class B Common Stock;
(iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Indebtedness existing pursuant to the Note and this Agreement; (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock, limited liability company interest, or partnership interest of the Company or any of its Subsidiaries now or hereafter outstanding; and (v) any payment under any noncompete agreement.

          "REQUIREMENTS OF LAW" shall mean as to any Person, the Articles of Organization and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

          "SECURITIES" shall mean, collectively, the Note and the Warrants.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          "SENIOR INDEBTEDNESS" shall mean all Indebtedness of the Company (i) currently outstanding or incurred in the future pursuant to any borrowing by the Company from any bank or institutional lender or (ii) constituting a Contingent Obligation under clause (i) of the definition of Contingent Obligation hereinabove.

          "SOLVENT" shall mean, with respect to the Company and its Subsidiaries considered as a whole, based on the Pro Forma Balance Sheet, (i) the assets and the property of the Company and its Subsidiaries, considered as a whole, exceed the aggregate liabilities (including contingent and unliquidated liabilities) of the Company and its Subsidiaries, considered as a whole, (ii) after giving effect to the transactions contemplated by this Agreement, the Company and its Subsidiaries, considered as a whole, will not be left with unreasonably small capital, and (iii) after giving effect to the transactions contemplated by this Agreement, the Company and its Subsidiaries, considered as a whole, are able to both service and pay their liabilities as they mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that is likely to become an actual or matured liability.

          "SUBSIDIARY" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "STOCKHOLDERS AGREEMENT" shall mean the First Amendment to Stockholders Agreement substantially in the form attached hereto as Exhibit C.

          "TANGIBLE NET WORTH" shall mean, as of the date of determination thereof, the excess of (a) all assets of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP, over (b) all liabilities of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP, minus (c) the sum of (i) the book value of all intangibles determined in accordance with GAAP, including good will and intellectual property, and (ii) any write-up in the book value of assets since the most recent audited financial statements in existence on the date hereof.

          "TRANSACTION DOCUMENTS" shall mean collectively, this Agreement, the Note, the Warrants, the Registration Rights Agreement, the Stockholders Agreement, the Put and Call Agreement, the Articles of Organization and the By-laws.

          "VESTED WARRANT" shall mean the Vested Warrant referred to in the first Whereas clause hereof, which warrant is in substantially the form attached hereto as Exhibit B-1.

          "VESTING WARRANT" shall mean the Vested Warrant referred to in the first Whereas clause hereof, which warrant is in substantially the form attached hereto as Exhibit B-2.

          "WARRANTS" shall mean the Vested Warrant and the Vesting Warrant.

          "WHITNEY" shall mean J.H. Whitney & Co.

          1.2  Accounting Terms: Financial Statements.  All accounting terms
               --------------------------------------
used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "SOUND ACCOUNTING PRACTICE" shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions of or are otherwise required by, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to reflect fairly and equitably such changes, with the desired result that the criteria for evaluating the Company's financial condition and results of operations shall be the same after such changes as if such changes had not been made.

          1.3  Knowledge of the Company.  All references to the knowledge of the
               ------------------------
Company or to facts known by the Company shall mean actual knowledge or notice of the Chairman of the Board, Chief Executive Officer, President, or Chief Financial Officer of the Company or any Chief Executive Officer or Chief Financial Officer of any Subsidiary or division of the Company.

                                   ARTICLE 2

                      PURCHASE AND SALE OF THE SECURITIES
                      -----------------------------------

          2.1  Purchase and Sale of the Note.  Subject to the terms and
               -----------------------------
conditions herein set forth, the Company agrees that it will issue and sell to Purchaser, and Purchaser agrees that it will acquire from the Company on the Closing Date, the Note substantially in the form attached hereto as Exhibit A, appropriately completed in conformity herewith. The purchase price of the Note shall be $15,000,000.

          2.2  Purchase and Sale of Warrants.  Subject to the terms and
               -----------------------------
conditions herein set forth, the Company agrees that it will issue and sell to Purchaser, and Purchaser agrees that it will acquire from the Company on the Closing Date, the Vested Warrant and the Vesting Warrant substantially in the forms attached hereto as Exhibits B-1 and B-2, appropriately completed in conformity herewith. The purchase price for the Vested Warrant shall be $1,180 and the purchase price for the Vesting Warrant shall be $536.

          2.3  FEES AT CLOSING; ANNUAL FEES.  At the Closing, the Company shall
               ----------------------------
(a) pay to Whitney a debt placement fee of $450,000, and (b) reimburse all of Purchaser's reasonable out-of-pocket expenses (including, without limitation, lawyer's fees, charges and disbursements and consultants' fees and expenses and any other due diligence expenses which expenses shall not exceed $160,000) incurred in connection with the transactions contemplated by this Agreement, which payments shall be made by wire transfer of immediately available funds to an account or accounts designated by Purchaser.

          2.4  Closing.  The purchase and issuance of the Securities shall take
               -------
place at the closing (the "CLOSING") to be held at the offices of Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York 10022 at 10:00 a.m., Eastern Standard Time, on February 28, 1997, or at such other time and place as the Company and Purchaser may agree in writing (the "CLOSING DATE").
At the Closing, the Company shall deliver: (a) the Note to Purchaser against delivery by Purchaser to the Company of the purchase price therefor and (b) the Warrants to Purchaser against delivery by Purchaser to the Company of the purchase price therefor. In each case such purchase price paid shall be by wire transfer of immediately available funds.

          2.5  FINANCIAL ACCOUNTING POSITIONS; TAX REPORTING.  Each of the
               ---------------------------------------------
parties hereto agrees to take reporting and other positions with respect to the Securities which are consistent with the purchase price of the Securities set forth herein for all financial accounting purposes, unless otherwise required by applicable GAAP or Commission rules (in which case the parties agree only to take positions inconsistent with the purchase price of the Securities set forth herein provided that Purchaser has consented thereto, which consent shall not be unreasonably withheld). Each of the parties to this Agreement agrees to take reporting and other positions with respect to the Securities which are consistent with the purchase price of the Securities set forth herein for all other purposes, including without limitation, for all Federal, state and local tax purposes.

                                   ARTICLE 3

                  CONDITIONS TO THE OBLIGATIONS OF PURCHASER
                  -------------------------------------------
                          TO PURCHASE THE SECURITIES
                          --------------------------

          The obligation of Purchaser to purchase the Note and the Warrants, to pay the purchase prices therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waived by, Purchaser of the following conditions on or before the Closing Date. Purchaser shall not be obligated to purchase the Note unless the purchase and sale of the Warrants occurs simultaneously therewith and shall not be obligated to purchase the Warrants unless the purchase and sale of the Note occurs simultaneously therewith.

          3.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in Article 5 hereof shall be true and correct at and as of the Closing Date as if made at and as of such date.

          3.2  Compliance with this Agreement.  The Company shall have performed
               ------------------------------
and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

          3.3  Clerk's Certificates.  Purchaser shall have received certificates
               --------------------
from the Company, dated the Closing Date and signed by the Clerk or an Assistant Clerk of the Company, certifying (a) that the attached copies of the Articles of Organization and By-laws of the Company, and resolutions of the Board of Directors of the Company, approving the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect, and (b) as to the incumbency and specimen signature of each officer of the Company executing any Transaction Document to which it is a party or any other document delivered in connection herewith on behalf of the Company.

          3.4  Documents.  Purchaser shall have received true, complete and
               ---------
correct copies of such agreements, schedules, exhibits, certificates, documents, financial information and filings as they may reasonably request in connection with or relating to the transactions contemplated hereby, all in form and substance satisfactory to Purchaser.

          3.5  Purchase of Securities Permitted by Applicable Laws.  The
               ---------------------------------------------------
acquisition of and payment for the Securities to be acquired by Purchaser hereunder and the consummation of the transactions contemplated hereby and by the Transaction Documents (a) shall not be prohibited by any Requirement of Law,
(b) shall not subject Purchaser to any penalty or other onerous condition under or pursuant to any Requirement of Law, and (c) shall be permitted by all Requirements of Law to which Purchaser or the transactions contemplated by or referred to herein or in the Transaction

Documents are subject; and Purchaser shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

          3.6   Opinion of Counsel.  Purchaser shall have received an opinion of
                ------------------
outside counsel to the Company, dated the Closing Date, relating to the transactions contemplated by or referred to herein, in form and substance acceptable to Purchaser.

          3.7   Approval of Counsel to Purchaser.  All actions and proceedings
                --------------------------------
hereunder and all agreements, schedules, exhibits, certificates, financial information, filings and other documents required to be delivered by the Company and each of its Subsidiaries hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been in form and substance acceptable to Morrison Cohen Singer & Weinstein, LLP, counsel to Purchaser, in its reasonable judgment (including, without limitation, the opinion of counsel referred to in Section 3.6 hereof).

          3.8   Consents and Approvals.  All consents, exemptions,
                ----------------------
authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company and each of its Subsidiaries necessary, desirable, or required in connection with the execution, delivery or performance (including, without limitation, the payment of interest on the Note and the issuance of Common Stock upon the exercise of the Warrants) by the Company, or enforcement against the Company, of the Transaction Documents to which it is a party shall have been obtained and be in full force and effect, and Purchaser shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

          3.9   Registration Rights Agreement.  The Company shall have duly
                -----------------------------
executed and delivered the Registration Rights Agreement.

          3.10  Stockholders Agreement.   The Stockholders Agreement shall have
                ----------------------
been duly executed and delivered by all of the parties thereto.

          3.11  No Material Judgment or Order. There shall not be on the Closing
                -----------------------------
Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the judgment of Purchaser, would prohibit the purchase of the Securities hereunder or subject Purchaser to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Securities were to be purchased hereunder.

          3.12  Pro Forma Balance Sheet.  The Company shall have delivered to
                -----------------------
Purchaser as of the Closing Date a pro forma consolidated balance sheet of the Company and its Subsidiaries, certified by the chief financial officer of the Company that it fairly presents the pro forma adjustments reflecting the consummation of the transactions contemplated in this Agreement, including all material fees and expenses in connection therewith.

          3.13  Goodstanding Certificates.  The Company shall have delivered to
                -------------------------
Purchaser as of the Closing Date, goodstanding certificates for the Company and each of its Subsidiaries for each of their respective jurisdictions of incorporation and all other jurisdictions where they do business.

                                   ARTICLE 4

                         CONDITIONS TO THE OBLIGATIONS
                         -----------------------------
                OF THE COMPANY TO ISSUE AND SELL THE SECURITIES
                -----------------------------------------------

          The obligations of the Company to issue and sell the Securities and to perform its other obligations hereunder relating thereto shall be subject to the satisfaction as determined by, or waived by, the Company of the following conditions on or before the Closing Date:

          4.1   Representations and Warranties.  The representations and
                ------------------------------
warranties of Purchaser contained in Article 6 hereof shall be true and correct at and as of the Closing Date as if made at and as of such date.

          4.2   Compliance with this Agreement.  Purchaser shall have performed
                ------------------------------
and complied with all of their respective agreements and conditions set forth or contemplated herein that are required to be performed or complied with by Purchaser on or before the Closing Date.


                                   ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company hereby represents and warrants to Purchaser, after giving effect to the transactions contemplated by this Agreement, as follows:

          5.1   Corporate Existence and Power.  The Company and each of its
                -----------------------------
Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (c) is, duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so would not have a material adverse effect on the Condition of the Company and its Subsidiaries; and (d) has the corporate power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is or will be a party and to borrow hereunder.

          5.2  CORPORATE AUTHORIZATION; NO CONTRAVENTION.  The execution,
               -----------------------------------------
delivery and performance by the Company of each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby, including without limitation the issuance of the Securities: (a) has been duly authorized by all necessary corporate, and if required, stockholder action; (b) does not contravene the terms of the Company's Articles of Organization or by-laws, or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Company or any of its Subsidiaries or any Requirement of Law applicable to the Company or any of its Subsidiaries.

          5.3  GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS.  No approval,
               ------------------------------------------------
consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by (including, without limitation, the payment of interest on the Note and the issuance of Common Stock upon the exercise of the Warrants), or enforcement against, the Company of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

          5.4  BINDING EFFECT.  Each of the Transaction Documents to which it is
               --------------
a party has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

          5.5  NO LEGAL BAR.  Neither the execution, delivery and performance of
               ------------
the Transaction Documents nor the issuance of or performance of the terms of the Securities will violate any Requirement of Law or any Contractual Obligation of the Company or any of its Subsidiaries except as qualified by those waivers and consents delivered at the Closing. Except as disclosed in Schedule 5.5, neither the Company nor any of its Subsidiaries has previously entered into any agreement which is currently in effect or to which the Company or any of its Subsidiaries is currently bound, granting any rights to any Person which are inconsistent with the rights to be granted by the Company in the Transaction Documents.

          5.6  LITIGATION.  Except as set forth on Schedule 5.6, there are no
               ----------                          ------------
legal actions, suits, proceedings, claims or disputes pending or to the best of the Company's knowledge threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting the Company or any of its Subsidiaries (or, as applicable, or to the Company's knowledge, any of their respective shareholders, directors, officers, employees or agents). No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Govern mental Authority purporting to enjoin or restrain the execution, delivery or performance of the Transaction Documents.

          5.7  COMPLIANCE WITH LAWS.  Except as set forth on Schedule 5.7, the
               --------------------                          ------------
Company and each of its Subsidiaries are in compliance with all material Requirements of Law.

          5.8  NO DEFAULT OR BREACH.  No event has occurred and is continuing or
               --------------------
would result from the incurring of obligations by the Company and its Subsidiaries under the Transaction Documents which constitutes or, with the giving of notice or lapse of time or both, would constitute an Event of Default. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any material respect.

          5.9  TITLE TO PROPERTIES.  Except as set forth on Schedule 5.9, the
               -------------------                          ------------
Company and/or each of its Subsidiaries have good record and marketable title in fee simple to, or hold interests as lessees under leases in full force and effect in all real property, used in connection with their business.

          5.10 USE OF REAL PROPERTY.  The Company does not own any real
               --------------------
property.  Except as set forth on Schedule 5.10, the leased real properties
                                  -------------
reflected on the Pro Forma Balance Sheet or used in connection with the business of the Company and its Subsidiaries, are used and operated in compliance and conformity with all applicable leases, contracts, commitments, licenses and permits, to the extent that the failure so to conform would, in the aggregate, materially adversely affect the Condition of the Company; neither the Company nor any of its Subsidiaries has received notice of violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or requirement relating to the operations of either the Company or any of its Subsidiaries; and there is no such violation. Except as set forth on Schedule
                                                                      --------
5.10, all plants and other buildings that are covered by leases reflected on the
----
Pro Forma Balance Sheet or used in connection with the business of the Company and its Subsidiaries, substantially conform with all applicable ordinances, codes, regulations and requirements, and no law or regulation presently in effect or condition precludes or materially restricts continuation of the present use of such properties. Each of the leased real properties used in connection with the business of the Company and its Subsidiaries are in full force and effect and the Company enjoys peaceful and undisturbed possession thereunder. There is no material default on the part of the Company or any of its Subsidiaries or event or condition which with notice or lapse of terms, or both, would constitute a material default on the part of the Company or any of its Subsidiaries under any of such leases.

          5.11 TAXES.  The Company and each of its Subsidiaries have filed or
               -----
caused to be filed, or have properly filed extensions for, all tax returns which are required to be filed and have paid or caused to be paid all taxes required to be paid by them and all assessments received by them to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The Company and each of its Subsidiaries have paid or caused to be paid, or have established reserves that the Company reasonably believes to be adequate in all material respects, for all tax liabilities applicable to the Company and its Subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

          5.12 FINANCIAL CONDITION.
               -------------------

               (a) The Company has furnished Purchaser with true and complete copies of (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of June 30, 1996 and June 30, 1995 and the related consolidated statements of operations and cash flows, together with the notes thereto, of the Company and its Subsidiaries for the year ended June 30, 1996 and six months ended June 30, 1995 (the "AUDITED FINANCIAL STATEMENTS"), and (ii) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of January 31, 1997 and the related consolidated statements of operations and cash flows, together with the notes thereto, of the Company and its Subsidiaries for the seven month period ended January 31, 1997 (the "1996 FINANCIAL STATEMENTS"). The Audited Financial Statements and the 1996 Financial Statements fairly present, in all material respects, the financial position of the Company and each of its Subsidiaries as of the respective dates thereof, and the results of operations and cash flows of the Company and each of its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise set forth in the Note thereto and subject, in the case of the 1996 Financial Statements, to normal year-end audit adjustments.

               (b) The Pro Forma Balance Sheet delivered to Purchaser sets forth the assets and liabilities of the Company and its Subsidiaries on a pro forma consolidated basis after taking into account the consummation of the transactions contemplated in this Agreement. The Pro Forma Balance Sheet has been prepared by the Company in accordance with GAAP and fairly presents in all material respects the assets and liabilities of the Company and its Subsidiaries on a consolidated basis, reflecting the consummation of the transactions contemplated in this Agreement and based on the assumptions set forth therein.

               (c) The projections of the Company and its Subsidiaries on a consolidated basis heretofore delivered to the Purchaser and included in the Company's October 1996 $15,000,000 Confidential Private Placement Memorandum prepared by Bank of Boston are based on assumptions which were reasonable when made and such assumptions and projections are reasonable on the date hereof and the Company has not delivered to any Person any later dated projections.

          5.13 ERISA.  The execution and delivery of the Transaction Documents,
               -----
the purchase and sale of the Securities hereunder and the consummation of the transactions contemplated hereby and thereby will not result in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

          5.14 DISCLOSURE.
               ----------

               (a)  Agreement And Other Documents. This Agreement, together with
                    -----------------------------
all exhibits and schedules hereto, and the agreements, certificates and other documents furnished to Purchaser by the Company and its Subsidiaries at the Closing, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

               (b)  Material Adverse Effects. There is no fact known to the
                    ------------------------
Company, which the Company has not disclosed to Purchaser in writing which materially adversely affects or, could reasonably be expected to materially adversely affect, the Condition of the Company or the ability of the Company or any of its Subsidiaries to perform their obligations under the Transaction Documents, or any agreement or other document contemplated thereby to which it is a party.

          5.15 ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since December 31, 1996,
               ------------------------------------
except as set forth on Schedule 5.15, neither the Company nor any of its
                       -------------
Subsidiaries has (i) issued any stock, bonds or other corporate securities, (ii) borrowed any amount or incurred any liabilities (absolute or contingent), other than in the ordinary course of business, in excess of $100,000, (iii) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business, in excess of $100,000, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (vi) sold, assigned or transferred any of its tangible assets, or canceled any debts or claims, (vii) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets,
(viii) suffered any losses of property, or waived any rights of substantial value, (ix) suffered any adverse change in the Condition of the Company or its Subsidiaries, (x) expended any material amount, granted any bonuses or extraordinary salary increases, (xi) entered into any transaction involving consideration in excess of $100,000 except as otherwise contemplated hereby or
(xii) entered into any agreement or transaction, or amended or terminated any agreement, with an Affiliate. To the knowledge of the Company, no adverse change in the Condition of the Company or its Subsidiaries is threatened or reasonably likely to occur.

          5.16 ENVIRONMENTAL MATTERS.  Except as described on Schedule 5.16:
               ---------------------                          -------------

               (a) The property, assets and operations of the Company and its Sub sidiaries are and have been in compliance with all applicable Environmental Laws; there are no Hazardous Materials stored or otherwise located in, on or under any of the property or assets of the Company or its Subsidiaries including the groundwater except in compliance with applicable Environmental Laws; and there have been no releases or threatened releases of Hazardous Materials in, on or under any property adjoining any of the property or assets of the Company or its Subsidiaries which have not been remediated to the satisfaction of the appropriate Governmental Authorities.

               (b) None of the property, assets or operations of the Company or its Subsidiaries is the subject of any Federal, state or local investigation evaluating whether (i) any remedial action is needed to respond to a release or threatened release of any Hazardous Materials into the environment or (ii) any release or threatened release of any Hazardous Materials into the environment is in contravention of any Environmental Law.

               (c) Neither the Company nor any of its Subsidiaries has received any notice or claim, nor are there pending or to the knowledge of the Company, threatened or reasonably anticipated, lawsuits or proceedings against any of them, with respect to violations of an Environmental Law or in connection with the presence of or exposure to any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment, and neither the Company nor any of its Subsidiaries is or was the owner or operator of any property which (i) pursuant to any Environmental Law has been placed on any list of Hazardous Materials disposal sites, including, without limitation, the "National Priorities List" or "CERCLIS List," (ii) has, or had, any subsurface storage tanks located thereon, or (iii) has ever been used as or for a waste disposal facility, a mine, a gasoline service station or, other than for petroleum substances stored in the ordinary course of business, a petroleum products storage facility.

               (d) Neither the Company nor any of its Subsidiaries has any present or contingent liability in connection with the presence either on or off the property or assets of the Company or its Subsidiaries of any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment.

          5.17 INVESTMENT COMPANY/GOVERNMENT REGULATIONS.  The Company is not an
               -----------------------------------------
"investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness.

          5.18 SUBSIDIARIES.
               ------------

               (a)  Schedule 5.18 sets forth a complete and accurate list of all
                    -------------
of the Subsidiaries of the Company together with their respective jurisdictions of incorporation or organization. Each such Subsidiary is wholly owned by the Company. All of the outstanding shares of capital stock of the Subsidiaries that are corporations are validly issued, fully paid and nonassessable. Except as set forth on Schedule 5.18, as of the Closing Date, all of the outstanding shares of
         -------------
capital stock of, or other ownership interests in, each of the Subsidiaries are owned by the Company or by a wholly owned Subsidiary in all cases free and clear of any Liens, claims, charges or encumbrances. No Subsidiary has outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Subsidiary to issue, transfer or sell any securities of the Subsidiary.

               (b) Except for the Subsidiaries of the Company, the Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation, and (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprises.

          5.19   CAPITALIZATION.
                 --------------

                 (a) As of the Closing Date, the authorized capital stock of the Company consists of 500,000 shares of Preferred Stock, $1.00 par value, (the "PREFERRED STOCK") of which 60,000 shares have been designated as Class A Convertible Preferred Stock and 30,000 shares have been designated as Class B Convertible Preferred Stock, and 5,000,000 shares of Class A Common Stock, $1.00 par value (the "CLASS A COMMON STOCK"), and 264,000 shares of Class B Common Stock, $1.00 par value, (the "CLASS B COMMON STOCK"). As of the date hereof there are, and as of the Closing Date, there will be:

          (i) 30,000 shares of Class A Convertible Preferred Stock issued and outstanding and 240,000 shares of Class A Common Stock reserved for issuance upon conversion thereof;

          (ii) 30,000 shares of Class B Convertible Preferred Stock issued and outstanding and 240,000 shares of Class B Common Stock reserved for issuance upon conversion thereof;

          (iii)  868,714 shares of Class A Common Stock issued and outstanding;

          (iv)   no shares of the Class B Common Stock issued and outstanding;

          (v) (A) 24,000 shares of Class A Common Stock reserved for issuance; and

                 (B) 24,000 shares of Class B Common Stock reserved for issuance;

     upon exercise of certain outstanding warrants (the "PRIMUS/PNC WARRANTS") at an exercise price of $13.75 per share, which Primus/PNC Warrants are currently exercisable and expire on various dates through May, 2006;

          (vi) 264,000 shares of Class A Common Stock reserved for issuance upon conversion of the Class B Common Stock referred to in clauses 5.19(a)(ii) and 5.19(a)(v)(B);

          (vii) 118,038 shares of Class A Common Stock reserved for issuance upon exercise of the Vested Warrants;

          (viii) 53,654 shares of Class A Common Stock reserved for issuance upon exercise of the Vesting Warrants;

          (ix) 200,000 shares of Class A Common Stock reserved for issuance pursuant to stock options ("MANAGEMENT OPTIONS") granted to certain employees and other members of management of the Company and its Subsidiaries identified on Schedule 5.19; and
                                -------------

          (x) 16,000 shares of Class A Common Stock reserved for issuance upon exercise of other warrants and options outstanding on the date hereof ("OTHER WARRANTS").

The Vested Warrants, Vesting Warrants, Primus/PNC Warrants, Options and all outstanding shares of capital stock of the Company have been duly authorized by all necessary corporate action. All outstanding shares of capital stock of the Company are, and the shares of Common Stock issuable upon exercise of the Warrants, Primus/PNC Warrants, the Options and the Other Warrants when issued will be, validly issued, fully paid and nonassessable. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class or series of authorized capital stock of the Company are as set forth in the Articles of Organization, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Schedule
                                                                     --------
5.19 provides an accurate list of (A) all stockholders owning the issued and
----
outstanding Preferred Stock and Common Stock, together with the number held by each, and (B) all of the holders of warrants, options, rights and securities convertible into Common Stock of the Company, together with the number of shares of Common Stock to be issued upon the exercise or conversion of such warrants, options, rights and convertible securities.

               (b) On the Closing Date, except for the Warrants, the Primus/PNC Warrants, the Management Options, and the Other Warrants there will be no outstanding securities convertible into or exchangeable for capital stock of the Company or options, warrants or other rights to purchase or subscribe to capital stock of the Company or any of its Subsidiaries or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company or any of its Subsidiaries is a party relating to the issuance of any capital stock of the Company or any of its Subsidiaries, any such convertible or exchangeable securities or any such options, warrants or rights.

          5.20 PRIVATE OFFERING.  No form of general solicitation or general
               ----------------
advertising was used by the Company, its Subsidiaries, or its or their representatives in connection with the offer or sale of the Securities. No registration of the Securities or Common Stock issuable upon the exercise of the Warrants pursuant to the provisions of the Securities Act or the state securities or "blue sky" laws will be required by the offer, sale or issuance of the Securities pursuant to this Agreement or of the Common Stock issuable upon the exercise of the Warrants. The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Securities or any other security so as to require the registration of the Securities or Common Stock issuable upon the exercise of the Warrants pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Securities or Common Stock issuable upon the exercise of the Warrants are so registered.

          5.21 BROKER'S, FINDER'S OR SIMILAR FEES.  Except as provided in
               ----------------------------------
Section 2.3 or as set forth on Schedule 5.21 there are no brokerage commissions,
                               -------------
finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries, or any action taken by any such entity, other than a fee payable to Bank of Boston or its Affiliates, which fee shall be payable by the Company.

          5.22 LABOR RELATIONS.  Neither the Company nor any of its Subsidiaries
               ---------------
has committed or is engaged in any unfair labor practice. Except as set forth in Schedule 5.22, there is (a) no unfair labor practice complaint pending or
   -------------
threatened against the Company or any of its Subsidiaries before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or threatened, (b) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its Subsidiaries, and (c) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and no union organizing activities are taking place. Neither the Company, nor any of its Subsidiaries, is a party to any collective bargaining agreement.

          5.23 EMPLOYEE BENEFIT PLANS.  Neither the Company nor any of its
               ----------------------
Subsidiaries nor any ERISA Affiliate has any actual or contingent, direct or indirect, liability in respect of any employee benefit plan (as defined in
Section 3(3) of ERISA) or other employee benefit arrangement, other than as listed on Schedule 5.23(a) (collectively, the "PLANS"). The Company has
          ----------------
delivered to Purchaser accurate and complete copies of all of the Plans. All of the Plans are in substantial compliance with all applicable Requirements of Law. Except as set forth on Schedule 5.23(b), no "prohibited transaction," as defined
                       ----------------
in Section 406 of ERISA and Section 4975 of the Code, has occurred in respect of any of the Plans, and no civil or criminal action brought pursuant to Part 5 of Title I of ERISA is pending or, to the best of the Company's knowledge, is threatened against any fiduciary of any such Plan. No Plan: (i) is subject to Title IV of ERISA, or is otherwise a Defined Benefit Plan, or is a multiple employer plan (within the meaning of Section 413(c) of the Code); or (ii) provides for post-retirement welfare benefits or a "parachute payment" (within the meaning of Section 280G(b) of the Code).

          5.24 PATENTS, TRADEMARKS, ETC.  The Company and its Subsidiaries own
               -------------------------
or are licensed or otherwise have the right to use all patents, trademarks, service marks, trade names, copyrights, licenses, franchises and other rights (collectively, the "RIGHTS") being used to conduct their businesses as now operated (a complete list of licenses or other contracts relating to the Company's and its Subsidiaries' Rights and of registrations of patents, trademarks, service marks and copyrights including any applications therefor constituting such Rights, is attached hereto as Schedule 5.24). To the best
                                                -------------
knowledge of the Company, no right or product, process, method, substance or other material presently sold by or employed by the Company or any of its Subsidiaries, or which the Company or any of its Subsidiaries contemplates selling or employing, infringes upon the Rights that are owned by others. No litigation is pending and no claim has been made against the Company or any of its Subsidiaries or is threatened, contesting the right of the Company or any of its Subsidiaries to sell or use any Right or product, process, method, substance or other material presently sold by or employed by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has asserted any claim of infringement, misappropriation or misuse by any Person of any Rights owned by the Company or any of its Subsidiaries or to which they have exclusive use. Except as set forth on Schedule 5.24, no employee, officer or consultant
                             -------------
of the

Company or any of its Subsidiaries has any proprietary, financial or other interest in any Rights owned or used by the Company or its Subsidiaries in their businesses. Except as set forth on Schedule 5.24, neither the Company nor any of
                                   -------------
its Subsidiaries has any obligation to compensate any Person for the use of any Rights and neither the Company nor any of its Subsidiaries has granted any license or other right to use any of the Rights of the Company or it Subsidiaries, whether requiring the payment of royalties or not. The Company and its Subsidiaries have taken all reasonable measures to protect and preserve the security, confidentiality and value of their Rights, including trade secrets and other confidential information. All trade secrets and other confidential information of the Company and its Subsidiaries are presently valued and predictable and are not part of the public domain or knowledge, nor have they been used, divulged or appropriated for the benefit of any Person other than the Company or its Subsidiaries or otherwise to the detriment of the Company or its Subsidiaries. No employee or consultant of the Company or its Subsidiaries has used any trade secrets or other confidential information of any other Person in the course of his work for the Company or its Subsidiaries. To the best knowledge of the Company, no patent, invention, device, principle or any statute, law, rule, regulation, standard or code is pending or proposed which would restrict the Company's ability to use any of the Rights.

          5.25 POTENTIAL CONFLICTS OF INTEREST.  Except as set forth on Schedule
               -------------------------------                          --------
5.25, no officer, director, stockholder or other security holder of the Company
----
or any of its Subsidiaries: (a) owns, directly or indirectly, any interest in (excepting less than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or any of its Subsidiaries; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any of its Subsidiaries used in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company or any of its Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

          5.26 TRADE RELATIONS.  There exists no actual or threatened
               ---------------
termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company, its Subsidiaries or their business with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of the Company or any such Subsidiary, or with any material supplier, and there exists no present condition or state of facts or circumstances that would materially adversely affect the Condition of the Company or prevent the Company or its Subsidiaries from conducting their business after the consummation of the transactions contemplated by this Agreement, in substantially the same manner in which such business has heretofore been conducted.

          5.27 OUTSTANDING BORROWINGS.  Schedule 5.27 lists (i) the amount of
               ----------------------   -------------
all Outstanding Borrowings of the Company and its Subsidiaries (other than Indebtedness under this Agreement) as of the closing of the transactions contemplated hereby, (ii) the Liens that relate to such Outstanding Borrowings and that encumber the assets of the Company and its Subsidiaries, (iii) the name of each lender thereof, (iv) the amount of any unfunded commitments available to the Company in connection with any Outstanding Borrowings, and (v) the amount of all Indebtedness constituting a Contingent Obligation under clause (i) of the definition of Contingent Obligation hereinabove. There exists no default, event of default or event of noncompliance, whether or not denominated as such, and there exists no condition and no event or transaction has occurred which with notice or the passage of time or both would mature into such a default, event of default or event of noncompliance, under any agreement, instrument or other document evidencing or giving rise to or creating any rights with respect to the Indebtedness listed on
Schedule 5.27.

          5.28 MATERIAL CONTRACTS.  Neither the Company nor any Subsidiary is a
               ------------------
party to any Contractual Obligation, or is subject to any charge, corporate restriction, judgment, injunction, decree, or Requirement of Law, materially adversely affecting the Condition of the Company. Schedule 5.28 lists all
                                                  -------------
contracts, agreements and commitments of the Company and its Subsidiaries as of the Closing Date, whether written or oral, other than (a) the Transaction Documents, (b) purchase orders in the ordinary course of business, and (c) any other contracts, agreements and commitments of the Company that do not extend beyond one year and involve the receipt or payment of not more than $25,000. Each of the contracts, agreements and commitments of the Company set forth on
Schedule 5.28 is in full force and effect.
-------------

          5.29 INSURANCE.  Schedule 5.29 accurately summarizes all of the
               ---------   -------------
insurance policies or programs of the Company and its Subsidiaries in effect as of the date hereof, and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, and also indicates any self-insurance program that is in effect. All such policies are in full force and effect, are underwritten by reputable insurers and are sufficient for all applicable requirements of law. All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of any of the transactions contemplated hereby.

          5.30 SOLVENCY.  The Company and its Subsidiaries, taken as a whole,
               --------
are Solvent.

          5.31 OTHER DOCUMENTS.  The Company has delivered to Purchaser true,
               ---------------
complete and correct copies of all agreements, schedules, exhibits, certificates, financial information, filings and other documents relating to the Company and its Subsidiaries, and all amendments and modifications thereto.
Such documents comprise a full and complete copy of all agreements and understandings between the parties thereto with respect to the subject matter thereof and all transactions related thereto, and there are no agreements or understandings, oral or written, or side agreements not contained therein that relate to or modify the substance thereof. Each of such documents to which it is a party has been duly authorized by all necessary corporate action on the part of the Company and its Subsidiaries, was validly executed and delivered by the Company and its Subsidiaries and is the legal, valid and binding obligation of the Company and its Subsidiaries and their successors, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and by general principles of equity relating to enforceability. Each of such documents is in full force and effect, and none of their provisions have been waived by any party thereto.


                                   ARTICLE 6

                              REPRESENTATIONS AND
                              -------------------
                            WARRANTIES OF PURCHASER
                            -----------------------

          Purchaser hereby represents and warrants as follows:

          6.1  AUTHORIZATION; NO CONTRAVENTION.  The execution, delivery and
               -------------------------------
performance by it of this Agreement: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its organizational documents or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of any of its Contractual Obligations, or any order or decree directly relating to it.

          6.2  BINDING EFFECT.  This Agreement has been duly executed and
               --------------
delivered by it and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          6.3  NO LEGAL BAR.  The execution, delivery and performance of the
               ------------
Transaction Documents by it will not violate any Requirement of Law applicable to it.

          6.4  PURCHASE FOR OWN ACCOUNT.  The Securities to be acquired by it
               ------------------------
pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of the Note or the Warrants, under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control. If Purchaser should in the future decide to dispose of any of the Securities, Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. It agrees to the imprinting of a legend on certificates representing all of the Securities to the following effect: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

          6.5  ERISA.  No part of the funds used by it to purchase the
               -----
Securities hereunder constitutes assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) or "plan" (as defined in Section 4975 of the
Code) listed on Schedule 5.23(a).
                ----------------

          6.6  BROKER'S, FINDER'S OR SIMILAR FEES.  There are no brokerage
               ----------------------------------
commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with it or any action taken by it, other than a fee payable to Bank of Boston or its Affiliates, which fee shall be payable by the Company.

          6.7  GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENT.  No approval,
               -----------------------------------------------
consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by it or enforcement against it of this Agreement or the transactions contemplated hereby.


                                   ARTICLE 7

                                INDEMNIFICATION
                                ---------------

          7.1  INDEMNIFICATION.  In addition to all other sums due hereunder or
               ---------------
provided for in this Agreement, the Company agrees to indemnify and hold harmless Purchaser and its respective Affiliates and each of its respective officers, directors, agents, employees, subsidiaries, partners, attorneys, accountants and controlling persons (each, an "INDEMNIFIED PARTY") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel incurred by an Indemnified Party in any action or proceeding between the Company and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) or other liabilities, losses, or diminution in value (collectively, "LIABILITIES") resulting from or arising out of any breach of any representation or warranty, covenant or agreement of the Company in this Agreement, the Articles of Organization, the Registration Rights Agreement, the Stockholders Agreement, the Note, the Warrants, or the other Transaction Documents, including without limitation, the failure to make payment when due of amounts owing pursuant to this Agreement, the Note or the other Transaction Documents, on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including actions brought by Purchaser, the Company, its Subsidiaries or any equity holders of the Company or derivative actions brought by any Person claiming through or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of the Transaction Documents, the transactions contemplated thereby, or any Indemnified Party's role therein or in the transactions contemplated thereby; provided, however, that the Company shall not be liable
                      --------  -------
under this Section 7.1 to an Indemnified Party: (a) for any amount paid by the Indemnified Party in settlement of claims by the Indemnified Party without the Company's consent (which consent shall not be unreasonably withheld), (b) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct or gross negligence of such Indemnified Party or (c) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement; provided, further, that if and to the extent that
                             --------  -------
such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including fees, disbursements and other charges of counsel incurred by an Indemnified Party in any action or proceeding between the Company and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed
                   --------  -------
hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from (i) the willful misconduct or gross negligence of such Indemnified Party or (ii) the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or any other Transaction Document.

          7.2  NOTIFICATION.  Each Indemnified Party under this Article 7 will,
               ------------
promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company under this Article 7, notify the Company in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article 7 or (b) under this Article 7, unless, and only to the extent that, such omission results in the Company's forfeiture of substantive rights or defenses or other damage. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any
                                              --------  -------
Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which the Company, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that in no event shall the Company
                          --------  -------
be required to pay fees and expenses under this Article 7 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Company agrees that it will not, without the prior written consent of Purchaser, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of Purchaser and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding, which consent of Purchaser shall not be unreasonably withheld with respect to any settlement, compromise or consent relating to the payment of money damages only. The Company shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

          7.3  REGISTRATION RIGHTS AGREEMENT.  Notwithstanding anything to the
               -----------------------------
contrary in this Article 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

                                   ARTICLE 8

                             AFFIRMATIVE COVENANTS
                             ---------------------

          Until the payment by the Company of all principal of and interest on the Note and all other amounts due at the time of payment of such principal and interest to Purchaser under this Agreement and the other Transaction Documents, including, without limitation, all fees, expenses and amounts due at such time in respect of indemnity obligations under Article 7, the Company hereby covenants and agrees with Purchaser as follows:

          8.1  FINANCIAL STATEMENTS AND OTHER INFORMATION.  The Company shall
               ------------------------------------------
maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that monthly financial statements are not required to have footnote disclosures). The Company shall deliver to Purchaser each of the financial statements and other reports described below:

               (a)  Monthly and Quarterly Financial. As soon as available and in
                    -------------------------------
any event within thirty (30) days after the end of each month, the Company shall deliver (i) the consolidated and consolidating balance sheets of the Company and its Subsidiaries, as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current fiscal year of the Company to the end of such month (and, with respect to financial statements delivered for months that are also the last month of any fiscal quarter, accompanied by the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such fiscal quarter) and (ii) a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

               (b)  Year-End Financial. As soon as available and in any event
                    ------------------
within ninety (90) days after the end of the fiscal year of the Company, the Company shall deliver (i) the consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such fiscal year, (ii) a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan, and (iii) a report with respect to the financial statements from Coopers & Lybrand, LLP or another "Big Six" firm of certified public accountants selected by the Company and reasonably acceptable to Purchaser, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "STATEMENT") entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement).

               (c)  Company's Compliance Certificate. Together with each
                    --------------------------------
delivery of financial statements of the Company and its Subsidiaries pursuant to subsections 8.1(a) and 8.1(b) above, the Company shall deliver a fully and properly completed compliance certificate (in form and substance satisfactory to Purchaser) signed by the Company's chief executive officer or chief financial officer. The Company and Purchaser acknowledge and agree that calculations of covenant compliance, with respect to the financial covenants contained in subsection 9.8 hereof and contained in any such compliance certificate delivered for a month that is not the last month of a calendar quarter, will be for informational purposes only and shall not measure compliance (or lack of compliance) with such financial covenants.

               (d)  Accountants' Reports. Promptly upon receipt thereof, the
                    --------------------
Company shall deliver copies of all significant reports submitted by the Company's firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to managements in connection with their services.

               (e)  Management Reports. Together with each delivery of financial
                    ------------------
statements of the Company and its Subsidiaries pursuant to subsections 8.1(a) and 8.1(b), the Company will deliver a management report (i) describing the operations and financial condition of the Company and its Subsidiaries for the month then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financial), (ii) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent projections for the current fiscal year delivered pursuant to subsection 8.1(f) and (iii) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of the Company to the effect that such information fairly presents the results of operations and financial condition of the Company and its Subsidiaries as at the dates and for the periods indicated.

               (f)  Projections. No earlier than sixty (60) days nor later than
                    -----------
fifteen (15) days prior to the end of each fiscal year occurring after the Closing Date, the Company shall prepare and deliver to Purchaser projections of the Company and its Subsidiaries for the next succeeding three fiscal years, which projections shall be prepared on an annual basis, and for the next succeeding fiscal year, on a month to month basis.

               (g)  SEC Filings and Press Releases. Promptly upon their becoming
                    ------------------------------
available, the Company shall deliver copies of (i) all financial statements, reports, notices and proxy statements sent or made available by the Company or any of its Subsidiaries to their security holders, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (iii) all press releases and other statements made available by the Company or any of its Subsidiaries to the public concerning material developments in the business the Company or any of its Subsidiaries.

               (h)  Events of Default, Etc.  Promptly upon the Company obtaining
                    -----------------------
knowledge of any of the following events or conditions, the Company shall deliver copies of all notices given or received by the Company or any of its Subsidiaries with respect to any such event of condition and a certificate of the Company's chief executive officer specifying the nature and period of existence of such event or condition and what action the Company has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes an Event of Default; (ii) any notice that any Person has given to the Company or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition in any agreement evidencing Indebtedness or any other material agreement to which the Company or any of its Subsidiaries is a party; or (iii) any event or condition which, in the Company's reasonable judgment, could be expected to result in any material adverse effect on the Condition of the Company.

               (i)  Litigation. Promptly upon any officer of the Company
                    ----------
obtaining knowledge of (i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries not previously disclosed by the Company to Purchaser or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries which, in each case, is reasonably possible to have a material adverse effect on the Condition of the Company, the Company will promptly give notice thereof to Purchaser and provide such other information as may be reasonably available to them to enable Purchaser and their respective counsel to evaluate such matter.

               (j)  Subsidiaries. Not less than fifteen (15) days prior to
                    ------------
creating a Subsidiary or acquiring the stock of a Person, such that such Person will become a Subsidiary, the Company shall notify Purchaser of the Company's or any of its Subsidiary's intention to create such Subsidiary or acquire such stock.

               (k)  Supplemented Schedules; Notice of Corporate Changes.
                    ---------------------------------------------------
Annually, concurrently with the delivery of the projections required by subsection 8.1(f), the Company shall supplement in writing and deliver to Purchaser revisions of the Schedules annexed to this Agreement to the extent necessary to disclose new or changed facts or circumstances after the Closing Date; provided that subsequent disclosures shall not constitute a cure or waiver
      --------
of any Event of Default resulting from the matters disclosed. The Company shall
(i) if requested by Purchaser, provide prompt written notice to Purchaser of all jurisdictions in which the Company or any of its Subsidiaries becomes qualified after the Closing Date to transact business, and (ii) provide prompt written notice to Purchaser of any material change after the Closing Date in the authorized and issued capital stock or other equity interests of the Company or any of its Subsidiaries or any other material amendment to their charter, by-laws or other organization documents, such notice, in each case, to identify the applicable jurisdictions or capital structures, as applicable.

               (l)  No Defaults. The Company shall deliver to Purchaser
                    -----------
concurrently with the delivery of the financial statements referred to in
Section 8.1(b), a certificate of the Company's Chief Financial Officer stating that to his or her knowledge no Event of Default shall have occurred during the period covered thereby, except as specified in such certificate.

               (m)  Other Information. With reasonable promptness, the Company
                    -----------------
shall deliver such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably required by Purchaser.

               (n) Except as otherwise required by law or judicial order or by a decree or by any governmental agency or authority, with respect to information regarding the Company and its Subsidiaries received by Purchaser under this
Section 8.1 or under any other provision of this Agreement or the Transaction Documents, Purchaser shall use the same standards and controls which Purchaser uses to maintain the confidentiality of its own confidential information (but in no event less than reasonable care) to maintain the confidentiality of all nonpublic information of the Company or any of its Subsidiaries obtained by it pursuant to this Agreement or the Transaction Documents.

          8.2  PRESERVATION OF CORPORATE EXISTENCE.  The Company shall, and
               -----------------------------------
shall cause each of its Subsidiaries to:

               (a) preserve and maintain in full force and effect its corporate existence, except as otherwise permitted by Section 9.1;

               (b) conduct its business in accordance with sound business practices, keep its properties in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of its properties (except to the extent that any of such properties are obsolete or are being replaced) so that the efficiency of its business operations shall be fully maintained and preserved; and

               (c) file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by a Governmental Authority.

          8.3  PAYMENT OF OBLIGATIONS.  The Company shall, and shall cause each
               ----------------------
of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including without limitation:

               (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary, or the failure to pay would not have a material adverse effect on the condition, financial or otherwise, of the Company or such Subsidiary;

               (b) all lawful claims which the Company, and each of its Subsidiaries is obligated to pay, which are due and which, if unpaid, might by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

               (c) all payments of principal, interest and other amounts when due on Indebtedness.

          8.4  COMPLIANCE WITH LAWS.  The Company shall comply, and shall cause
               --------------------
each of its Subsidiaries to comply, in all material respects with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over them or their business or property (including all applicable Environmental Laws).

          8.5  RESERVATION OF SHARES.  The Company shall at all times reserve
               ---------------------
and keep available out of its authorized Common Stock, solely for the purpose of issuance or delivery upon exercise of the Warrants, the Primus/PNC Warrants the Management Options and the Other Warrants, the maximum number of shares of capital stock that may be issuable or deliverable upon such exercise or conversion, as the case may be (the "EXERCISABLE SHARES"). The Exercisable Shares shall, when issued or delivered in accordance with the Warrants, the Primus/PNC Warrants, Management Options or Other Warrants, as the case may be, be duly and validly issued and fully paid and non-assessable. The Company shall issue such capital stock in accordance with the provisions of the Warrants, the Primus/PNC Warrants, Options or Other Warrants, as the case may be, and shall otherwise comply, in each case, with the terms thereof.

          8.6  INSPECTION.  The Company will permit, and will cause each of its
               ----------
Subsidiaries to permit, authorized representatives of Purchaser to visit and inspect any of their properties, to examine their corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice.

          8.7  PAYMENT OF NOTE.  The Company shall pay the principal of,
               ---------------
interest on and other amounts due in respect of, the Note on the dates and in the manner provided in the Note.

          8.8  INSURANCE.  The Company and each of its Subsidiaries shall
               ---------
maintain insurance with insurance companies or associations with a rating of "A" or better as established by Best's Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use) in such amounts and covering such risks as are usually and customarily carried with respect to similar businesses according to their respective locations. Without in any way limiting the scope of the foregoing, the Company and each of its Subsidiaries agrees to establish and maintain from the Closing Date forward, directors' and officers' liability insurance coverage for each of the members of the Board of Directors of the Company.

          8.9  BOOKS AND RECORDS.  The Company shall, and shall cause each of
               -----------------
its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

          8.10 USE OF PROCEEDS.  The Company shall use the proceeds of the sale
               ---------------
of Securities hereunder only as follows: (i) for the payment of fees and expenses in connection with the transactions contemplated hereunder and in the Transaction Documents, and (ii) for general corporate purposes.

          8.11 BOARD NOMINEES.  The Company shall (a) maintain not less than a
               --------------
seven-member Board of Directors and (b) use its best efforts to have one nominee designated by Purchaser elected to the Company's Board of Directors. The Company shall provide to such director the same information concerning the Company and its Subsidiaries, and access thereto, provided to other members of the Company's Board of Directors. The reasonable travel expenses incurred by any such director in attending any such meetings shall be reimbursed by the Company to the extent consistent with the Company's then existing policy of reimbursing directors generally for such expenses. If at any time the Stockholders Agreement has terminated and there remains outstanding any amount under the Note, then the Company will use its best efforts to have a person designated by Purchaser as a director of the Company, and in connection therewith shall nominate such person as a "management nominee" in connection with any annual or special meeting at which directors of the Company are to be elected.

          8.12 GRANTING OF OPTIONS.  The Company may grant no more than 200,000
               -------------------
Management Options. If the Management Options are granted, the Company shall grant the Options at an exercise price equal to at least the per share fair market value of the Common Stock (as determined by the Company's Board of Directors) at the time of such grant or grants, as the case may be.

          8.13 KEY-MAN LIFE INSURANCE.  The Company shall maintain a key-main
               ----------------------
life insurance policy on the life of Paul S. Gass in the face amount of not less than $3,000,000, which policy shall be in full force and effect as of the Closing Date. Such insurance policy shall name the Company as beneficiary and shall provide that such insurance policy may not be canceled unless the insurance carrier gives at least 30 days prior written notice of such cancellation to Purchaser.

                                   ARTICLE 9

                              NEGATIVE COVENANTS
                              ------------------

          Until the payment by the Company of all principal of and interest on the Note and all other amounts due at the time of payment of such principal and interest to Purchaser under this Agreement and the other Transaction Documents, including, without limitation, all fees, expenses and amounts due at such time in respect of indemnity obligations under Article 7, the Company hereby covenants and agrees with Purchaser as follows:

          9.1  FUNDAMENTAL CHANGES; CONSOLIDATIONS, MERGERS AND ACQUISITIONS.
               -------------------------------------------------------------
The Company shall not, and shall not permit any of its Subsidiaries directly or indirectly to: (a) amend, modify or waive any term or provision of its Articles of Organization, By-laws or other organization or governing agreements and documents, unless required by law; (b) enter into any transaction of merger or consolidation except any Subsidiary of the Company may be merged with or into the Company (provided that the Company is the surviving entity) or any other
             --------
Subsidiary of the Company; (c) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (d) acquire by purchase or otherwise all or any substantial part of the business or assets or stock of any other Person except in the ordinary course of business.

          9.2  TRANSACTIONS WITH AFFILIATES.
               ----------------------------

               (a) The Company shall not, and shall not permit any of its Subsidiaries to, (i) enter into any transaction or agreement with, or make any payment (other than pursuant to agreements existing on the date hereof or subsequently approved by Purchaser) to, any Affiliate of the Company other than a Subsidiary, (ii) amend or terminate any existing agreement with any Affiliate of the Company, (iii) purchase from or provide to an Affiliate of the Company any selling, general, management or administrative services, (iv) directly or indirectly make any sales to or purchases from an Affiliate of the Company or
(v) increase the compensation being paid to an Affiliate except for any such payments or increases in compensation approved by the Compensation Committee established by the Company's Board of Directors in accordance with the Stockholders Agreement. Notwithstanding the foregoing, the Company and its Subsidiaries shall be permitted to (i) make all payments to Purchaser contemplated by this Agreement, the Note and the other Transaction Documents and
(ii) enter into customary loan agreements with PNC Bank containing commercially reasonable terms and conditions, and make all payments required thereunder.

          9.3  NO INCONSISTENT AGREEMENTS.
               --------------------------

               (a) Neither the Company nor any of its Subsidiaries shall enter into any Contractual Obligation or enter into any amendment or other modification to any currently existing Contractual Obligation of the Company, or any of its Subsidiaries, which by its terms restricts or prohibits the ability of the Company to pay the principal of or interest on the Note or to fully satisfy all of the Company's obligations under the Transaction Documents.

               (b) Neither the Company nor any of its Subsidiaries shall enter into any agreement which contains any clause which directly or indirectly prohibits the payment by the Company or any of its Subsidiaries required under the Put and Call Agreement, provided that the foregoing shall not include customary financial covenants, even if such covenants might be violated as a result of such payment being made.

          9.4  LIMITATION ON INDEBTEDNESS.  The Company shall not, and shall not
               --------------------------
cause, suffer or permit any of its Subsidiaries to, directly or indirectly, collectively and in the aggregate, issue, assume or otherwise incur any Indebtedness, other than:

               (a)  Indebtedness under the Transaction Documents;

               (b) Senior Indebtedness, provided that the ratio of Senior Indebtedness plus obligations under all letters of credit outstanding to Tangible Net Worth plus Indebtedness under this Agreement shall not exceed 6:1;

               (c)  Indebtedness listed on Schedule 5.27;
                                           -------------

               (d) non-current liabilities for post-employment healthcare and other insurance benefits;

               (e) trade payables, operating expenses and accrued expenses, in each case arising in the ordinary course of business;

               (f)  Indebtedness secured by a Lien permitted under Section 9.5;

               (g) intercompany Indebtedness among the Company and its Subsidiaries; provided that the obligations of such Indebtedness shall: (i) be
              --------
subordinated in right of payment to all Indebtedness under the Note and this Agreement from and after such time as any portion of the Indebtedness under the Note and this Agreement shall become due and payable (whether at stated maturity, by acceleration or otherwise); and (ii) have such other terms and provisions as Purchaser may reasonably require; and

               (h) refinancings, refundings or extensions of the foregoing, including, without limitation, refinancings of the Indebtedness under this Agreement to the extent that the

Company is required to prepay the same pursuant to paragraph 3(a) of the Note; provided, that any such refinancings, refundings or extensions (other than
--------
refinancings, refundings or extensions of the Senior Indebtedness) shall not (i) exceed the principal amount refinanced, refunded or extended, (ii) shorten the maturity (or weighted average life to maturity) of such Indebtedness, (iii) increase the interest rate applicable to such Indebtedness, (iv) upon the occurrence and during the continuance of an Event of Default, cause any covenants or undertakings (whether affirmative or negative) of the Company, or its Subsidiaries in respect of such Indebtedness to be more restrictive than such covenants or undertakings had been prior to such refinancing, refunding or extension, (v) facilitate the exercise or enforcement of any remedies of any obligee of such Indebtedness in respect of any default or event of default thereunder, or (vi) result in any amendments or modifications of any of the subordination provisions applicable to such Indebtedness.

          9.5  LIMITATION ON LIENS.  The Company will not, nor will the Company
               -------------------
permit any of its Subsidiaries directly or indirectly to create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of the Company or its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances. "PERMITTED ENCUMBRANCES" means the following: (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or which are being contested in good faith with a reserve or other appropriate provision having been made thereof; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith; provided
                                                                        --------
that a reserve or other appropriate provision shall have been made therefor and the aggregate amount of such Liens is less than $500,000; (c) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974 or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) deposits in an aggregate amount not to exceed $500,000, made in the ordinary course of business to secure liability to insurance carriers; (e) Liens for purchase money obligations; provided that:
                                                              --------
(i) the purchase of the asset subject to any such Lien is permitted under subsection 9.8(a); (ii) the Indebtedness secured by any such Lien is permitted under subsection 9.4; and (iii) any such Lien encumbers only the asset so purchased; (f) any attachment or judgment Lien not constituting an Event of Default; (g) leases or subleases granted to others not interfering in any material respect with the business of the Company or its Subsidiaries; (h) easements, rights of way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries; (i) Liens existing on the date hereof and renewals and extensions thereof, which Liens are set forth on
Schedule 5.27 hereto; and (j) liens securing Senior Indebtedness.
-------------

          9.6  DISPOSITIONS OF ASSETS.  The Company will not, nor will the
               ----------------------
Company permit any of its Subsidiaries directly or indirectly to: convey, sell (pursuant to a sale/leaseback or otherwise), lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of transactions, any of its property, business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired, except for (a) bona fide sales of inventory, including lease receivables, to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business, and (b) Asset Dispositions if all of the following conditions are met: (i) the market value of assets sold or otherwise disposed of (by the Company and its Subsidiaries taken as a whole) in any fiscal year of the Company do not exceed $500,000; (ii) the consideration received is at least equal to the fair market value of such assets; (iii) the sole consideration received is cash; (iv) after giving effect to the sale of other disposition of the assets included within the Asset Disposition and the repayment of Indebtedness with the proceeds thereof, the Company would be in compliance on a pro forma basis with the covenants set forth in Section 9.8 hereof recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and
(vi) no Event of Default then exists or shall result from such sale or other disposition.

          9.7  LIMITATIONS ON RESTRICTED PAYMENTS.  The Company shall not, and
               ----------------------------------
shall not permit any of its Subsidiaries to declare, or make any Restricted Payment.

          9.8  FINANCIAL COVENANTS.  The Company covenants and agrees that until
               -------------------
payment in full of all Indebtedness hereunder and under the Note, the Company shall comply with and shall cause each of its Subsidiaries to comply with all covenants in this Section 9.8 applicable to such Person.

               (a)  Capital Expenditures.  The Company shall not permit Capital
                    --------------------
Expenditures (as defined in Exhibit F) calculated in any fiscal year to exceed 5% of the Capital Base of the Company for any fiscal year. For purposes of this
Section 9.8(a), Capital Base shall mean the Tangible Net Worth of the Company plus all Indebtedness under this Agreement.

"CAPITAL EXPENDITURES" will be calculated as illustrated on Exhibit F.

               (b)  Maintenance of Minimum Tangible Net Worth. The Company has a
                    -----------------------------------------
Tangible Net Worth on the date hereof of at least $6.0 million. As of the end of each fiscal year, the Company will have a Tangible Net Worth equal to at least the amount set forth below:

Year                Fiscal Year Ending            Minimum Tangible Net Worth
----                ------------------            --------------------------
Year 1              June 30, 1997                 $6 million

Year 2              June 30, 1998                 $6 million plus 50% of Net Income for Year 1.

Year 3              June 30, 1999                 Minimum Tangible Net Worth required for Year 2 plus 50%
                                                  of Net Income for Year 2.

Year 4              June 30, 2000                 Minimum Tangible Net Worth required for Year 3 plus 50%
                                                  of Net Income for Year 3.

Year 5              June 30, 2001                 Minimum Tangible Net Worth required for Year 4 plus 50%
                                                  of Net Income for Year 4.

Year 6              June 30, 2002                 Minimum Tangible Net Worth required for Year 5 plus 50%
                                                  of Net Income for Year 5.

Year 7              June 30, 2003                 Minimum Tangible Net Worth required for Year 6 plus 50%
                                                  of Net Income for Year 6.

Year 8              June 30, 2004                 Minimum Tangible Net Worth required for Year 7 plus 50%
                                                  of Net Income for Year 7.

Satisfaction of such minimum Tangible Net Worth requirement will be tested as provided in Exhibit F and, for such purpose, losses shall be disregarded so that the required minimum Tangible Net Worth at the end of any fiscal year shall not be less than the required minimum Tangible Net Worth for the preceding fiscal year.

               (c)  Maintenance of Allowance for Bad Debt. The Company will
                    -------------------------------------
maintain an allowance for bad debt reserve for not less than 1.8% of the aggregate amount of net lease receivables at the end of each fiscal period.

          9.9  EMPLOYEE BENEFIT PLANS.  The Company shall not, and shall not
               ----------------------
permit any of its Subsidiaries or any ERISA Affiliate, without the prior approval of Purchaser, (a) to establish or contribute to any employee benefit plan (within the meaning of Section 3(3) of ERISA) or other employee benefit arrangement which (i) is subject to Title IV of ERISA or is otherwise a Defined Benefit Plan, or is a multiple employer plan (within the meaning of Section 413(c) of the Code); or (ii) provides post-retirement welfare benefits or "parachute payments" (within the meaning of Section 280G(b) of the Code); or (b) to amend any Plan if the effect of such amendment would cause such Plan to be a plan or arrangement described in clause (a)(i) hereof or to provide any of the benefits described in clause (a)(ii) hereof.

          9.10 LIMITATION ON BUSINESS OF THE COMPANY.  The Company shall not
               -------------------------------------
engage in any business or transaction other than the business in which it is currently engaged and the transactions contemplated by the Transaction Documents and this Agreement.

          9.11  INVESTMENTS; JOINT VENTURES.  The Company shall not, and shall
                ---------------------------
not permit any of its Subsidiaries directly or indirectly to make or own any Investment in any Person except: (a) the Company and its Subsidiaries may make and own Investments in Cash Equivalents; provided that such Cash Equivalents are not subject to setoff rights in favor of the issuing bank arising from any banking relationship of the Company or any of its Subsidiaries; (b) the Company and its Subsidiaries may make intercompany loans and investments to the extent permitted under subsection 9.4; (c) the Company and its Subsidiaries may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding; (d) the Company and its Subsidiaries may purchase portfolios of assets of leasing companies which portfolios relate to the Company's business in the ordinary course; and (e) the Company and its Subsidiaries may acquire any interest in any leasing company or leasing business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any leasing joint venture, in any such case in respect of portfolios which are related to the Company's business, involving an aggregate consideration (including, without limitation, the assumption of liabilities whether direct or indirect) up to $5,000,000 in any one transaction or series of related transactions in any twelve-month period..

          9.12  CONTINGENT OBLIGATIONS.  The Company shall not, nor shall the
                ----------------------
Company permit any of its Subsidiaries directly or indirectly to create or become or be liable with respect to any Contingent Obligation except those; (a) resulting from endorsements of negotiable instruments for collection in the ordinary course of business; (b) arising under the Transactions Documents; (c) existing on the Closing Date and as described in Schedule 9.12 annexed hereto;
                                                 -------------
(d) arising with respect to customary indemnification and purchase price adjustment obligations incurred in connection with any Asset Dispositions; (e) incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and similar obligations not exceeding any time outstanding $500,000 in aggregate liability; (f) incurred with respect to any Indebtedness permitted pursuant to Section 9.4 hereof; (g) which are incurred in the normal course of the Company's business and are in respect of (i) letters of credit in an aggregate amount outstanding at any time not greater than $5,000,000, (ii) Senior Indebtedness, (iii) obligations of any Subsidiary of the Company in its capacity as a casualty insurer and (iv) the sale or other disposition to third parties of lease receivables; and (h) not permitted by clauses (a) through (g) above so long as any such Contingent Obligations, in the aggregate at any time outstanding do not exceed $500,000.

          9.13  MANAGEMENT FEES AND COMPENSATION.  The Company shall not, nor
                --------------------------------
shall the Company permit any of its Subsidiaries directly or indirectly to pay any management, consulting or similar fees to any Affiliate or to any director, officer or employee of the Company of any of its Subsidiaries except reasonable Director's fees and expenses and except as set forth on Schedule 9.13.
                                                        -------------
Notwithstanding the foregoing, no payments may be made with respect to any items set forth on Schedule 9.13 upon the incurrence and during the continuation of an
             -------------
Event of Default.

          9.14  FISCAL YEAR.  The Company and its Subsidiaries shall not change
                -----------
their fiscal year without the prior consent of Purchaser.

          9.15  PRESS RELEASE; PUBLIC OFFERING MATERIALS. The Company shall not,
                ----------------------------------------
nor shall the Company permit any of its Subsidiaries to disclose a name of either Purchaser or any of their respective Affiliates in any press release or in any prospectus, proxy statement or other materials filed with the governmental entity relating to a public offering of the capital stock or other equity interest of the Company or any of its Subsidiaries without Purchaser's or such Affiliate's prior written consent which shall not be unreasonably withheld.

          9.16  SUBSIDIARIES.  The Company shall not, nor shall the Company
                ------------
permit any of its Subsidiaries directly or indirectly to establish, create or acquire any new Subsidiary.

                                  ARTICLE 10

                                  PREPAYMENT
                                  ----------

          10.1  OPTIONAL PREPAYMENT.  The Company may prepay outstanding
                -------------------
principal (together with accrued interest) on the Note only if the Note is prepaid in accordance with the "OPTIONAL PREPAYMENT" provisions set forth in
Section 4 of the Note.

          10.2  MANDATORY PREPAYMENT.  Subject to Section 7 of the Note, the
                --------------------
Company shall prepay outstanding principal (together with accrued interest) on the Note in accordance with the "MANDATORY PREPAYMENT" provisions set forth in
Section 3 of the Note.


                                  ARTICLE 11

                                 MISCELLANEOUS
                                 -------------

          11.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  All of the
                ------------------------------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of Purchaser, acceptance of the Securities and payment therefor, or termination of this Agreement.

          11.2  NOTICES.  All notices, demands and other communications provided
                -------
for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

               (a)  if to Purchaser:

                    Whitney Subordinated Debt Fund, L.P.
                    177 Broad Street
                    Stamford, Connecticut  06901
                    Telecopier No.: (203) 973-1422
                    Attention:   Mr. James H. Fordyce
                                 Mr. Daniel J. O'Brien

                    with a copy to:

                    Morrison Cohen Singer & Weinstein, LLP
                    750 Lexington Avenue
                    New York, New York  10022
                    Telecopier No.: (212) 735-8708
                    Attention:   David A. Scherl, Esq.

               (b)  if to the Company:

                    BankVest Capital Corp.
                    114 Turnpike Road
                    Westboro, MA 01581
                    Attention:   Paul S. Gass
                    Telecopier:  (502) 635-6002

                    with a copy to:

                    Goldstein & Manello, P.C.
                    265 Franklin Street
                    Boston, MA 02110
                    Attention:   Richard J. Snyder, Esq.
                    Telecopier:  (617)  439-8988

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

          11.3 SUCCESSORS AND ASSIGNS.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, Purchaser may assign any of its respective rights under any of the Transaction Documents, and any holder of the Note, the Warrants or the Common Stock issuable upon exercise of the Warrants may assign the Note or Warrants or the Common Stock issuable upon exercise of the Warrants, in each case to any affiliate of Whitney or to any other Person provided that any transfer to any other Person shall be subject to the approval of the Company, such approval not to be unreasonably withheld. The Company may not assign any of its rights under this Agreement without the prior written consent of Purchaser. Except as provided in Article 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Documents.

          11.4  AMENDMENT AND WAIVER.
                --------------------

                (a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all of the parties hereto, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

          11.5  COUNTERPARTS.  This Agreement may be executed in any number of
                ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          11.6  HEADINGS.  The headings in this Agreement are for convenience of
                --------
reference only and shall not limit or otherwise affect the meaning hereof.

          11.7  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
                -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

          11.8  JURISDICTION.  EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY
                ------------
AGREES THAT THE ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, THE WARRANTS OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE

PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT THE SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 11.2, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

          11.9  SEVERABILITY.  If any one or more of the provisions contained
                ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          11.10 RULES OF CONSTRUCTION.  Unless the context otherwise requires,
                ---------------------
"or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

          11.11 ENTIRE AGREEMENT. This Agreement, together with the exhibits and
                ----------------
schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

          11.12 CERTAIN EXPENSES.  The Company will pay all reasonable expenses
                ----------------
of Purchaser (including fees, charges and disbursements of counsel) in connection with any amendment, supplement, modification or waiver of or to any provision of this Agreement (including, without limitation, a response to a request by the Company for Purchaser's consent to any action otherwise prohibited hereunder), the Note or the Warrants, or consent to any departure by the Company from, the terms of any provision of this Agreement, the Note or the Warrants.

          11.13 PUBLICITY.  Except as may be required by applicable law, none of
                ---------
the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other party hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

          11.14 FURTHER ASSURANCES.  Each of the parties shall execute such
                ------------------
documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

          11.15 OBLIGATIONS OF PURCHASER.  Purchaser's obligation and the
                ------------------------
obligations of the Company hereunder are subject to the execution and delivery of this Agreement by Purchaser.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                   BANKVEST CAPITAL CORP.


                                   By:  _____________________________________
                                        Name:
                                        Title:


                                   WHITNEY SUBORDINATED DEBT FUND, L.P.


                                   By:  _____________________________________
                                        Name:
                                        A General Partner



               [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                   EXHIBIT F

               INDEBTEDNESS AND FINANCIAL COVENANT CALCULATIONS
               ------------------------------------------------

1. Calculation of Ratio of Senior Indebtedness to Tangible Net Worth as set forth in Section 9.4(b).
     ---------------------------------------------------------------------------


SENIOR INDEBTEDNESS:

       (i)    Borrowings                                            $__________
Plus:  (ii)   Recourse Obligations                                   __________
Plus:  (iii)  Those Contingent Obligations described in clause
              (i) of the definition of Contingent Obligations        __________

Total Senior Indebtedness                                            __________

Tangible Net Worth                                                   __________

Total Senior Indebtedness Divided by Tangible Net Worth plus         __________
Indebtedness under this Agreement

Required Ratio of Senior Indebtedness to Tangible Net Worth plus     __________
Indebtedness under this Agreement

In Compliance                                                        __________
                                                                       Yes/No

2.   Calculation of Capital Expenditures
     -----------------------------------

CAPITAL EXPENDITURES are defined as follows:

Amount capitalized as capital expenditures for the period in question, under GAAP, as property, plant, and equipment or
similar fixed asset accounts, including net present value of
multi-year operating leases.                                        $__________


Plus:  deposits made during such period in connection with
       property, plant, and equipment; less deposits of a
       prior period included above.                                  __________

[Less: Net Proceeds of Asset Disposition (as defined in
       Article 1) included in capital expenditures above.]           __________


CAPITAL EXPENDITURES                                                 __________

Less:  Portion of Capital Expenditures financed under capital
       leases or other Indebtedness                                  __________

UNFINANCED CAPITAL EXPENDITURES/ACTUAL CAPITAL EXPENDITURES
(used in calculation of Fixed Charge Coverage)                      $__________

3.   Calculation of Minimum Tangible Net Worth
     -----------------------------------------



ACTUAL TANGIBLE NET WORTH                                            __________

MINIMUM REQUIRED TANGIBLE NET WORTH                                  __________

IN COMPLIANCE                                                        __________
                                                                       Yes/No

                                      F-2